UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 22, 2022

CLARIVATE PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands

(State or other jurisdiction of incorporation or organization)

001-38911	N/A
(Commission File Number)	(I.R.S. Employer Identification No.)

70 St. Mary Axe

London EC3A 8BE
United Kingdom

(Address of Principal Executive Offices)

Not applicable

(Zip Code)

(44) 207-433-4000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	CLVT	New York Stock Exchange
5.25% Series A Mandatory Convertible Preferred Shares, no par value	CLVT PR A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Item 3.03 below is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

On December 21, 2022, the Board of Directors of Clarivate Plc (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding ordinary share, no par value per share (the “Ordinary Shares”), of the Company. The dividend is payable on January 1, 2023 (the “Record Date”) to holders of record as of the close of business on that date. The description and terms of the Rights are set forth in a Tax Benefits Preservation Plan (the “Tax Benefits Preservation Plan”) between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”).

The Board of Directors has adopted the Tax Benefits Preservation Plan to protect the availability of the Company’s U.S. net operating loss carryforwards (“NOLs”) and certain other U.S. tax attributes, which can be utilized in certain circumstances to offset future U.S. tax liabilities. The Company’s ability to use these NOLs and other tax attributes would be substantially limited if it experienced an “ownership change” within the meaning of Section 382 of the Internal Revenue Code, which could occur if “5% shareholders” (determined under Section 382) increased their ownership of the Company’s Ordinary Shares by more than 50 percentage points over a rolling three-year period. The Tax Benefits Preservation Plan is intended to reduce the likelihood of such an ownership change at the Company by deterring any person or group that would be treated as a 5% shareholder from acquiring beneficial ownership, as determined for relevant tax purposes, of either (i) 4.9% or more of the outstanding Ordinary Shares of the Company or (ii) 4.9% or more (by value) of the Company’s capital stock, and deterring existing shareholders who currently meet or exceed this ownership threshold from acquiring additional Company stock. Acquisitions of the Company’s outstanding 5.25% Series A mandatory convertible preferred shares are taken into account for purposes of these ownership thresholds, determined on an as-converted basis in accordance with applicable U.S. securities laws or on the basis of the value of such shares, as applicable. Any such person or group is an “Acquiring Person” within the meaning of the Tax Benefits Preservation Plan. The Tax Benefits Preservation Plan should not interfere with any merger or other business combination approved by the Board of Directors. A summary of the terms of the Tax Benefits Preservation Plan follows. This description is only a summary, and is not complete, and should be read together with the entire Tax Benefits Preservation Plan, which has been filed as an exhibit to this Form 8-K.

Prior to the Distribution Date (as defined below), the Rights will be evidenced by the certificates for and will be transferred with the Ordinary Shares, and the registered holders of the Ordinary Shares will be deemed to be the registered holders of the Rights. After the Distribution Date, the Rights Agent will mail separate certificates evidencing the Rights to each record holder of the Ordinary Shares as of the close of business on the Distribution Date, and thereafter the Rights will be transferable separately from the Ordinary Shares. The “Distribution Date” generally means the earlier of (i) the close of business on the 10th business day after the date of the first public announcement that a person (other than the Company or any of its subsidiaries or any employee benefit plan of the Company or any such subsidiary) has become an Acquiring Person and (ii) the close of business on the 10th business day (or such later day as may be designated by the Board of Directors before any person has become an Acquiring Person) after the date of the commencement of a tender or exchange offer by any person which would or could, if consummated, result in such person becoming an Acquiring Person.

Prior to the Distribution Date, the Rights will not be exercisable to purchase Series B Participating Cumulative Preferred Shares, no par value per share (the “Preferred Shares”). After the Distribution Date, each Right will be exercisable to purchase, for $42.00 (the “Purchase Price”), one one-thousandth of a Preferred Share (subject to adjustment). The terms and conditions of the Rights are set forth in the Tax Benefits Preservation Plan, attached hereto as Exhibit 4.1.

At any time after any person has become an Acquiring Person (but before the occurrence of any of the events described in the second succeeding paragraph), each Right (other than Rights beneficially owned by the Acquiring Person, its affiliates and associates) will entitle the holder to purchase, for the Purchase Price, a number of shares of Ordinary Shares having an aggregate market value of twice the Purchase Price. The Tax Benefit Preservation Plan contains an exception from the definition of an Acquiring Person for persons or groups who, immediately prior to the date of this initial announcement, are beneficial owners of 4.9% or more of the Ordinary Shares or of the Company’s stock (as measured for tax purposes) then outstanding to the extent such persons or groups do not acquire additional Ordinary Shares or additional stock of the Company (as measured for tax purposes). The Board of Directors has the discretion to exempt any person or group from the provisions of the Tax Benefits Preservation Plan.

At any time after any person has become an Acquiring Person (but before any person becomes the beneficial owner of 50% or more of the outstanding Ordinary Shares or the occurrence of any of the events described in the next paragraph), the Board of Directors may exchange all or part of the Rights (other than Rights beneficially owned by an Acquiring Person, its affiliates and associates) for Ordinary Shares at an exchange ratio of one Ordinary Share per Right.

If, after any person has become an Acquiring Person, (1) the Company is involved in a merger or other business combination in which the Company is not the surviving corporation or its Ordinary Shares is exchanged for other securities or assets or (2) the Company and/or one or more of its subsidiaries sell or otherwise transfer assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries, taken as a whole, then each Right (other than Rights beneficially owned by an Acquiring Person, its affiliates and associates) will entitle the holder to purchase, for the Purchase Price, a number of ordinary shares of the other party to such business combination or sale (or in certain circumstances, an affiliate) having a market value of twice the Purchase Price.

The Board of Directors may redeem all of the Rights at a price of $0.001 per Right at any time before any person has become an Acquiring Person.

The Rights will expire on the close of business of October 31, 2023, unless earlier exchanged or redeemed.

For so long as the Rights are redeemable, the Tax Benefits Preservation Plan may be amended in any respect. At any time when the Rights are no longer redeemable, the Tax Benefits Preservation Plan may be amended in any respect that does not adversely affect Rights holders (other than any Acquiring Person, its affiliates and associates), to cure any ambiguity or to correct any inconsistent provision of the Tax Benefits Preservation Plan.

Rights holders in their capacity as such have no rights as a shareholder of the Company, including the right to vote and to receive dividends.

The Tax Benefits Preservation Plan includes antidilution provisions designed to discourage efforts to diminish the effectiveness of the Rights.

Each outstanding Ordinary Share on the Record Date will receive one Right. Ordinary Shares issued after the Record Date and prior to the Distribution Date will be issued with a Right attached so that all Ordinary Shares outstanding prior to the Distribution Date will have Rights attached.

The foregoing description of the Tax Benefits Preservation Plan is qualified in its entirety by reference to the full text of the Tax Benefits Preservation Plan, which is incorporated herein by reference. A copy of the Tax Benefits Preservation Plan has been filed as Exhibit 4.1 to this Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

In connection with the adoption of the Tax Benefits Preservation Plan referenced in Item 3.03 above, the Board of Directors approved the Statement of Rights establishing the Preferred Shares and the rights, preferences and privileges thereof. The Statement of Rights is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The information set forth under Item 3.03 above is also incorporated herein by reference.

Item 8.01. Other Events.

Earlier today, the Company announced the declaration of the dividend of Rights and issued a press release relating to such events, a copy of which is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

No.	Description
3.1	Statement of Rights of Series B Participating Cumulative Preferred Shares of Clarivate Plc
4.1	Tax Benefits Preservation Plan dated as of December 22, 2022, between Clarivate Plc and Continental Stock Transfer & Trust Company, as Rights Agent, which includes the Form of Statement of Rights of Series B Participating Cumulative Preferred Shares of Clarivate Plc as Exhibit A, the Summary of Terms of the Tax Benefits Preservation Plan as Exhibit B and the Form of Right Certificate as Exhibit C
99.1	Press Release issued by Clarivate Plc dated December 22, 2022
104	The cover page from the Company's Current Report on Form 8-K dated December 22, 2022, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CLARIVATE PLC

Date: December 22, 2022	By:	/s/ Jonathan Collins
	Name:	Jonathan Collins
	Title:	Executive Vice President & Chief Financial Officer